UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
(Name of Registrant as Specified In Its Charter)

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AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
INVESCO UTILITIES FUND
11 Greenway Plaza, Suite 1000
Houston, Texas 77046-1173

December 10, 2012

Dear Shareholder:

AIM Sector Funds (Invesco Sector Funds) (the “Trust”) will hold a special meeting of Shareholders (the “Special Meeting”) on February 1, 2013, at 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. The purpose of the Special Meeting is to vote on an important proposal affecting the Invesco Utilities Fund (the “Fund”). This package contains important information about the proposal, a proxy statement, simple instructions on how to vote by phone or via the Internet, and a business reply envelope for you to vote by mail.

The Board of Trustees of the Trust (the “Board”) has carefully considered the proposal below, and unanimously recommends that you vote FOR the proposal. The enclosed proxy statement provides you with detailed information on the proposal, including how it will benefit shareholders.

The Board is requesting that you:

Approve the elimination of the Fund’s fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries.

The Fund may also transact any other business, not currently contemplated, that may properly come before the Meeting, in the discretion of the proxies or their substitutes.

The Board is recommending this change to allow the Fund to implement desired changes to its name, investment objective and strategies, which will permit the Fund to transition from a utilities-focused fund to a diversified high income-seeking equity fund, as described in this Proxy Statement.

Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting in person, or have questions, please notify us by calling (800) 952-3502. You may also vote by telephone or through a website established for that purpose by following the instructions that appear on the enclosed proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares.

Sincerely,

Philip A. Taylor
President and Principal Executive Officer

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
INVESCO UTILITIES FUND
11 Greenway Plaza, Suite 1000
Houston, Texas 77046-1173

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 1, 2013

Notice is hereby given to the shareholders of Invesco Utilities Fund (the “Fund”), a series portfolio of AIM Sector Funds (Invesco Sector Funds) (the “Trust”), that the Fund will hold a special meeting of shareholders (the “Special Meeting”) on February 1, 2013 at 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. The Special Meeting will begin at 10:00 a.m. Central Time.

The Board of Trustees of the Trust (the “Board”) has carefully considered the proposal below, and unanimously recommends that you vote FOR the proposal. The enclosed proxy statement provides you with detailed information on the proposal, including how it will benefit shareholders.

We cordially invite you to attend our Special Meeting of Shareholders, at which the Board is requesting that you vote to:

Approve the elimination of the Fund’s fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries.

The Fund may also transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

Shareholders of record of the Fund as of the close of business on November 27, 2012 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

We request that you execute and return promptly in the enclosed envelope the accompanying proxy card. The Board is soliciting your vote on the proposal set forth above. You may also vote by telephone or through a website established for that purpose by following the instructions on the enclosed proxy material. Your vote is important for the purpose of ensuring a quorum at the Special Meeting. You may revoke your proxy at any time before it is exercised by executing and submitting a revised proxy card, by giving written notice of revocation to the Trust’s secretary or by voting in person at the Special Meeting.

John M. Zerr
Secretary

December 10, 2012

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Shareholders to Be Held on February 1, 2013.
The Proxy Statement is available at: https://www.proxy-direct.com/inv-24131

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
INVESCO UTILITIES FUND
11 Greenway Plaza, Suite 1000
Houston, Texas 77046-1173

SPECIAL MEETING OF SHAREHOLDERS
To Be Held On February 1, 2013
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why Did We Send You This Proxy Statement?

We are sending you this Proxy Statement and the enclosed proxy card on behalf of Invesco Utilities Fund (the “Fund”), a series portfolio of AIM Sector Funds (Invesco Sector Funds) (the “Trust”) because the Board of Trustees of the Trust (the “Board”) is soliciting your proxy to vote at a special meeting of shareholders (the “Special Meeting”) and at any adjournments or postponements of the Special Meeting. This Proxy Statement provides you with information about the business to be conducted at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

The Trust intends to mail this Proxy Statement, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about December 10, 2012, to all shareholders entitled to vote. The proxy material will also be available on or about December 10, 2012 at www.invesco.com/us. Shareholders of record of any class of the Fund as of the close of business on November 27, 2012 (the “Record Date”), are entitled to vote their respective shares at the Special Meeting. The number of shares outstanding of each class of the Fund on the Record Date can be found in Exhibit A. Each share of the Fund that you own entitles you to one vote on the proposal (a fractional share has a fractional vote).

We have previously sent to shareholders the most recent annual report for the Fund, including financial statements. If you have not received such report or would like to receive an additional copy, please contact Invesco Investment Services, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, or call (800) 959-4246. We will furnish such report free of charge.

When and Where Will the Special Meeting Be Held?

We are holding the Special Meeting at 11 Greenway Plaza, Suite 1000, Houston, Texas 77046 on February 1, 2013, at 10:00 a.m., Central Time.

What is the Proposal to Be Voted on at the Special Meeting?

Shareholders of the Fund are being asked to approve the elimination of one of the Fund’s fundamental investment restrictions (the “Proposal”). The fundamental restriction states: “Invesco Utilities Fund will concentrate (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and Exemptions) its investments in the securities of issuers engaged primarily in utilities-related industries.” The proposed elimination of this fundamental restriction will permit the Fund to transition from a utilities securities-based fund to a diversified high income-seeking equity fund. As part of this transition, the Fund will also implement changes to its name, investment objective and principal investment strategies, which were approved by the Board at a meeting held on October 24-26, 2012. While the changes to the Fund’s name, investment objective and principal investment strategies do not, in and of themselves, require shareholder approval, elimination of the fundamental restriction does require shareholder approval.

Shareholders may also transact any other business currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

What Other Changes Will Be Made to the Fund If Shareholders Approve Eliminating the Fundamental Restriction?

The Board has approved certain other changes that will take effect only if shareholders approve the Proposal. These include the following:

•	Renaming the Fund as “Invesco Dividend Income Fund;”

•	Adopting a new investment objective consistent with the new name;

•	Adopting a new principal investment strategy that requires the Fund to invest at least 80% of its assets in dividend-paying equity securities;

•	Removing the Fund’s non-fundamental investment restriction that defines utilities-related issuers;

•	Changing the Fund’s distribution frequency from quarterly to monthly;

•	Changing certain of the Fund’s benchmarks; and

•	Making an additional distribution to Fund shareholders of any capital gains realized from the repositioning of the Fund’s portfolio.

Each of these changes is described in greater detail in this Proxy Statement. Management will reevaluate whether to make the above changes if the Proposal is not approved. Please refer to “Proposal — Approval of Elimination of a Fundamental Investment Restriction” for more information about these changes.

How Will the Fund’s Investments be Affected by the Proposed Change to the Fund’s Investment Strategy?

Currently, the Fund is a sector fund that invests at least 80% of its net assets in securities of issuers engaged in utilities-related industries. The principal investment strategy that would apply if the Proposal is approved would require the Fund to invest at least 80% of its net assets in dividend-paying equity securities and in other instruments that have economic characteristics similar to such securities. While this new strategy would likely still include investments in utilities-related issuers, the Fund’s investments would be more broadly diversified to include dividend-paying equity securities in other sectors such as Consumer Staples, Health Care and Energy, among others. To effect this change, a portion of the Fund’s current investments in utilities-related securities would be sold and the Fund would purchase dividend-paying equity securities in new sectors, resulting in the holdings in the Fund’s portfolio being significantly different than the holdings under the current strategy. The tax impact and transaction costs associated with this repositioning are described below and under the “What is the Tax Impact of the Portfolio Repositioning Resulting from the Proposed Changes?” section of this Proxy Statement.

Why is the Board Proposing This Change to the Fund’s Investment Strategy?

Invesco Advisers, Inc., the Fund’s investment adviser (the “Adviser”), believes, and the Board considered, that the proposed new investment strategy would greatly expand the pool of potential investments for the Fund by permitting the Fund to focus on investments outside of the utilities sector. Under the new investment strategy, the Adviser will seek to deliver high current income with less volatility and greater downside protection versus the broad market. The changes to the Fund are expected to decrease sector-specific volatility over a full market cycle while maintaining an income bias by investing in a broader range of sectors and holding a greater number of issuers. The new investment objective and strategy will allow investors to diversify their sources of income through the Fund’s broader investment mandate, while still providing an opportunity for modest growth in capital. The Adviser noted, and the Board considered, that like most high income-seeking equity funds, the Fund’s new investment strategy is likely to underperform the broader equity market during equity market rallies but has the potential to outperform the broader equity market during periods of market stress. The Adviser believes, and the Board considered, that this change will broaden the distribution appeal of the Fund to investors seeking high current equity income versus the Fund’s current, single sector investment strategy.

Will the Proposal Result in any Tax Impact to the Fund?

The repositioning of the Fund as a diversified high income-seeking equity fund will result in the sale of a portion of the Fund’s portfolio securities as the Fund’s portfolio managers align the portfolio with the new investment strategy. These sales may result in the realization of capital gains, reduced by any available capital loss carryovers, which would be distributed to shareholders. The amount of any capital gains that may be realized and distributed to the shareholders of the Fund will depend upon a variety of factors, including the Fund’s net unrealized appreciation in the value of its portfolio assets at that time. Based on net unrealized appreciation in portfolio investments at September 30, 2012 on a book basis, the Fund would realize an estimated $27,520,000 of long-term capital gains ($1.27 per share; 7% of NAV), assuming that 65% of its portfolio investments are sold on a pro-rata basis. The Fund’s tax basis capital loss carryover of $11,849,000 (as reduced by realized gains through September 30, 2012) was utilized in this estimate which is subject to limitations from a previous reorganization, which may limit the Fund’s ability to utilize a portion of the capital loss carryover. Depending upon the particular securities sold in the repositioning and the amount of gains realized, the utilization of the capital loss carryover could be limited in which case the amount of distributable gains would increase.

The Fund will also incur transaction costs, such as commissions, due to the repositioning of the portfolio, as the percentage of investments expected to be sold is more than double the Fund’s typical annual portfolio turnover rate. Invesco believes that these portfolio turnover costs would total approximately $1,026,639.00 ($0.05 per share).

How Do I Vote in Person?

If you do attend the Special Meeting, were the record owner of your shares on the Record Date, and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares were held in the name of your broker, bank or other nominee, you are required to bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. The letter must also state whether before the Special Meeting you authorized a proxy to vote for you and if so, how you instructed such proxy to vote. Please call the Trust at (800) 952-3502 if you plan to attend the Special Meeting.

How Do I Vote by Proxy?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting or to vote at the Special Meeting if you choose to do so.

If you properly complete and sign your proxy card and send it to us in time to vote at the Special Meeting, your “proxy” (the individual(s) named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows and in accordance with management’s recommendation on other matters:

•	FOR eliminating the Fund’s fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries.

Your proxy will have the authority to vote and act on your behalf at any adjournment or postponement of the Special Meeting.

Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

How Do I Vote by Telephone or the Internet?

You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement.

May I Revoke My Vote?

If you authorize a proxy to vote for you, you may revoke the authorization at any time before it is exercised. You can do this in one of four ways:

•	You may send in another proxy card at a later date, prior to the Shareholder Meeting.

•	If you submitted a proxy by telephone, via the Internet or via an alternative method of voting permitted by your broker, you may submit another proxy by telephone, via the Internet, or via such alternative method of voting, or send in another proxy with a later date.

•	You may notify the Trust’s secretary in writing before the Special Meeting that you have revoked your proxy.

•	You may vote in person at the Special Meeting, as set forth above under the heading, “How Do I Vote in Person?”

What Is the Quorum Requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist for the Fund if shareholders entitled to vote one-third of the issued and outstanding shares of the Fund on the Record Date are present at the Special Meeting in person or by proxy.

Under rules applicable to broker-dealers, your broker will not be entitled to vote on the proposal unless it has received instructions from you. A “broker non-vote” occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is considered to be non-routine. The proposal described in this proxy statement is considered non-routine and, therefore, your broker will not be permitted to vote your shares if it has not received instructions from you, and the shares will be considered “broker non-votes.” As a result, we urge you to complete and send in your proxy or voting instructions so your vote can be counted.

Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

Could There Be an Adjournment of the Special Meeting?

If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Proposal are not received, then the person(s) presiding over the Special Meeting or the persons named as proxies may propose one or more adjournments of the Special Meeting of the Fund to allow for further solicitation of proxies. The persons named as proxies will vote those proxies that they are entitled to vote in favor of such an adjournment, provided that they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including, among other things, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities, and the nature of the reasons for such further solicitation.

What Is the Vote Necessary to Approve the Proposal?

Approval of the Proposal requires the lesser of (a) the affirmative vote of 67% or more of the shares of the Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund on the Record Date are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding shares of the Fund on the Record Date. Abstentions and broker non-votes are counted as present for purposes of establishing quorum but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against the Proposal because approval of the Proposal requires the affirmative vote of a percentage of the shares present or represented by proxy at the Special Meeting or a percentage of the outstanding shares of the Fund.

How Will Proxies Be Solicited and Who Will Pay?

The Trust has engaged the services of Computershare Fund Services (the “Solicitor”) to assist in the solicitation of proxies for the Special Meeting. The Solicitor’s costs for the Fund are currently estimated to be in the aggregate approximately $55,000. The Trust expects to solicit proxies principally by mail, but the Trust or the Solicitor may also solicit proxies by telephone, facsimile or personal interview. The Trust’s officers will not receive any additional or special compensation for any such solicitation. The Adviser will pay the cost of soliciting proxies.

Will Any Other Matters Be Voted on at the Special Meeting?

Management is not aware of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted on those matters in the discretion of the proxies or their substitutes and generally in accordance with management’s recommendation.

How May a Shareholder Proposal Be Submitted?

As a general matter, the Fund does not hold regular meetings of shareholders. Shareholder proposals for consideration at a meeting of shareholders of the Fund should be submitted to the Trust at the address set forth on the first page of this Proxy Statement. To be considered for presentation at a meeting of shareholders, the Trust must receive proposals within a reasonable time, as determined by the Trust’s management, before proxy materials are prepared for the meeting. Such proposals also must comply with applicable law.

PROPOSAL

APPROVAL OF ELIMINATION OF A FUNDAMENTAL INVESTMENT RESTRICTION

What Am I Being Asked to Approve?

At a meeting held on October 24-26, 2012, the Board, upon recommendation of the Adviser, unanimously approved a proposal to eliminate the following fundamental restriction of the Fund (the “Fundamental Restriction”):

“Invesco Utilities Fund will concentrate (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and Exemptions) its investments in the securities of issuers engaged primarily in utilities-related industries.”

If the removal of the Fundamental Restriction is approved, the Adviser will transition the Fund to a diversified high income-seeking equity fund. In connection with this transition, the Board approved several additional changes to the Fund, including changes to its name, investment objective, principal investment strategies and dividend distribution frequency. The Board also approved the removal of the following non-fundamental investment restriction of the Fund, which will no longer be necessary as it defines “utilities related industries” as used in the Fundamental Restriction:

“For purposes of Invesco Utilities Fund’s fundamental investment restriction regarding industry concentration an issuer will be considered to be engaged in a utilities-related industry if (1) at least 50% of its gross income or its net sales are derived from activities in utilities-related industries; (2) at least 50% of its total assets are devoted to producing revenues in utilities-related industries; or (3) based on other available information, the Fund’s portfolio manager(s) determines that its primary business is within utilities-related industries.”

The chart set forth below summarizes the differences between the Fund as it is currently positioned and the Fund as it would be positioned if the Proposal is approved.

	Current	Proposed
Name	Invesco Utilities Fund	Invesco Dividend Income Fund

Investment Objective	Long-term growth of capital and, secondarily, current income	Current Income and long-term growth of capital

Portfolio Managers (no change)	Meggan Walsh and Robert Botard	Meggan Walsh and Robert Botard

Principal Investment Strategies	The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of issuers engaged in utilities-related industries. The Fund invests predominantly in equity securities. In complying with the 80% investment requirement, the Fund may include synthetic securities that have economic characteristics similar to the Fund’s direct investments that are counted toward the 80% investment requirement. The Fund may invest up to 25% of its net assets in foreign securities, including U.S. dollar-denominated securities, of issuers doing business in utilities-related industries.

In selecting investments, the portfolio managers seek to identify issuers predominantly within the electric utility, natural gas, water and telecommunications industries. The investment team generally emphasizes issuers with solid balance sheets and operational cash flow that support sustained or increasing dividends. Through fundamental research, financial statement analysis and multiple valuation metrics, the management team estimates a target price for each security over a two- to three-year investment horizon.	The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in dividend-paying equity securities and in other instruments that have economic characteristics similar to such securities. The Fund may invest up to 25% of its net assets in foreign securities. The Fund may invest in securities issued by companies of any market capitalization but is currently focused on large capitalization companies.

In selecting investments, the portfolio managers seek to deliver the value of dividend investing by identifying primarily above-market yielding stocks with consistent and defensible dividends. The portfolio managers’ process also emphasizes long-term capital appreciation. Through fundamental research, the management team measures the strength and sustainability of a company’s dividend by analyzing the free cash flow potential over various economic environments. The portfolio managers construct a portfolio they believe provides above-average dividend income and the potential to grow capital over the long-term. Portfolio risk is managed

	Current	Proposed
The portfolio managers then construct a portfolio which they believe provides the best total return potential based on a combination of price appreciation, dividend income and a favorable risk profile. The portfolio managers consider whether to sell a particular security when any of these factors materially change.	utilizing careful stock selection, maintaining exposure to multiple sectors and employing a rigorous buy-and-sell discipline.

The portfolio managers consider selling or trimming a stock when it no longer materially meets their investment criteria, including when (1) a stock reaches its fair valuation (target price); (2) there is deterioration in the capital structure; or (3) a more attractive investment opportunity presents itself.

Principal Risks	Foreign Securities Risk. The dollar value of the Fund’s foreign investments may be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded. The value of the Fund’s foreign investments may be adversely affected by political and social instability in their home countries, by changes in economic or taxation policies in those countries, or by the difficulty in enforcing obligations in those countries. Foreign companies generally may be subject to less stringent regulations than U.S. companies, including financial reporting requirements and auditing and accounting controls. As a result, there generally is less publicly available information about foreign companies than about U.S. companies. Trading in many foreign securities may be less liquid and more volatile than U.S. securities due to the size of the market or other factors.	Foreign Securities Risk. The dollar value of the Fund’s foreign investments may be affected by changes in the exchange rates between the dollar and the currencies in which those investments are traded. The value of the Fund’s foreign investments may be adversely affected by political and social instability in their home countries, by changes in economic or taxation policies in those countries, or by the difficulty in enforcing obligations in those countries. Foreign companies generally may be subject to less stringent regulations than U.S. companies, including financial reporting requirements and auditing and accounting controls. As a result, there generally is less publicly available information about foreign companies than about U.S. companies. Trading in many foreign securities may be less liquid and more volatile than U.S. securities due to the size of the market or other factors.

	Management Risk. The investment techniques and risk analysis used by the Fund’s portfolio managers may not produce the desired results.	Management Risk. The investment techniques and risk analysis used by the Fund’s portfolio managers may not produce the desired results.

	Market Risk. The prices of and the income generated by the Fund’s securities may decline in response to, among other things, investor sentiment, general economic and market conditions, regional or global instability, and currency and interest rate fluctuations.	Market Risk. The prices of and the income generated by the Fund’s securities may decline in response to, among other things, investor sentiment, general economic and market conditions, regional or global instability, and currency and interest rate fluctuations.

Sector Fund Risk. The Fund’s investments are concentrated in a comparatively narrow segment of the economy. This means that the Fund’s investment concentration in the sector is higher than most mutual funds and the broad securities market. Consequently, the Fund may be more volatile than other mutual funds, and consequently the value of an investment in the Fund may tend to rise and fall more rapidly.

Synthetic Securities Risk. Fluctuations in the values of synthetic securities may not correlate perfectly with the instruments they are designed to replicate. Synthetic securities may be subject to interest rate changes, market price fluctuations, counterparty risk and liquidity risk.

Utilities Sector Risk. Governmental regulation, difficulties in obtaining adequate financing and investment return, environmental issues, prices of fuel for generation of electricity, availability of natural gas, risks associated with power marketing and trading, and risks associated with nuclear power facilities may adversely affect the market value of the Fund’s holdings. Deregulation in the utilities industry presents special risks. Some companies may be faced with increased competition and may become less profitable.

	Current		Proposed
	Net Assets	Annual Rate	Net Assets	Annual Rate
Advisory Fee	First $350 million	0.75%	First $350 million	0.75%
(no change)	Next $350 million	0.65%	Next $350 million	0.65%
	Next $1.3 billion	0.55%	Next $1.3 billion	0.55%
	Next $2 billion	0.45%	Next $2 billion	0.45%
	Next $2 billion	0.40%	Next $2 billion	0.40%
	Next $2 billion	0.375%	Next $2 billion	0.375%
	Over $8 billion	0.35%	Over $8 billion	0.35%

Expense Ratios[1]	Class A Shares	1.32%	Class A Shares	1.10%
	Class B Shares	2.07%	Class B Shares	1.85%
	Class C Shares	2.07%	Class C Shares	1.85%
	Class R5 Shares	1.07%	Class R5 Shares	0.85%
	Class R6 Shares	1.07%	Class R6 Shares	0.85%
	Class Y Shares	1.07%	Class Y Shares	0.85%
	Investor Class Shares	1.32%	Investor Class Shares	1.10%

Distribution Frequency	Quarterly		Monthly

Benchmarks	S&P 500® Index		S&P 500® Index
	S&P 500® Utilities Index		Russell 1000 Value Index
	Lipper Utility Funds Index		Dow Jones Select Dividend Index Lipper Equity Income Funds Index

[1]	Represents expense ratios after fee waivers/expense reimbursements. Proposed rates would be effective for one year following the effective date of the Fund changes described herein. See the section below titled “How Will the Proposed Elimination of the Fundamental Restriction Benefit the Fund” for additional information about the fee waiver/expense reimbursement. Both the current and proposed expense ratios before fee waivers and/or expense reimbursements are expected to be the same. The Fund’s current expense ratios are as follows: 1.33%, 2.08%, 2.08%, 0.87%, 0.82%, 1.08% and 1.33% for Class A, Class B, Class C, Class R5, Class R6, Class Y and Investor Class Shares, respectively.

If shareholders approve the Proposal, the Fund will be renamed “Invesco Dividend Income Fund” and its investment objective and investment strategies, consistent with its new name, will change as discussed in detail above. The Board may change the Fund’s name, investment objective and investment strategies without shareholder approval. If shareholders do not approve the Proposal, the Board will consider other appropriate actions for the Fund.

How Will the Proposed Elimination of the Fundamental Restriction Benefit the Fund?

The Adviser believes, and the Board considered, that the proposed new investment strategy would greatly expand the pool of potential investments for the Fund by permitting the Fund to focus on investments outside of the utilities sector. Under the new investment strategy, the Adviser will seek to deliver high current income with less volatility and greater downside protection versus the broad market. The changes to the Fund are expected to decrease sector-specific volatility over a full market cycle while maintaining an income bias by investing in a broader range of sectors and holding a greater number of issuers. The new investment objective and strategy will allow investors to diversify their sources of income through the Fund’s broader investment mandate, while still providing an opportunity for modest growth in capital. The Adviser noted, and the Board considered, that like most high income-seeking equity funds, the Fund’s new investment strategy is likely to underperform the broader equity market during equity market rallies but has the potential to outperform the broader equity market during periods of market stress. The Adviser believes, and the Board considered, that this change will broaden the distribution appeal of the Fund to investors seeking high current equity income versus the Fund’s current, single sector investment strategy.

In addition, the Adviser has contractually agreed with the Fund, through June 30, 2013, to waive advisory fees and/or reimburse expenses to the extent necessary to limit the total expense ratio (“TER”) for all share classes of the Fund at 1.32%, 2.07%, 2.07%, 1.07%, 1.07%, 1.07% and 1.32% for Class A, Class B, Class C, Class R5, Class R6, Class Y and Investor Class Shares, respectively. The Fund’s current TER cap for Class A Shares is 1.32%.

If the changes to the Fund’s name and strategies are approved, the TER caps will be further reduced for all share classes of the Fund as follows: 1.10%, 1.85%, 1.85%, 0.85%, 0.85%, 0.85% and 1.10% for Class A, Class B, Class C, Class R5, Class R6, Class Y and Investor Class Shares, respectively. The reduced caps will be effective for one year following the effective date of the Fund changes described herein. The savings to the Fund’s shareholders amounts to approximately $1.1 million, representing Fund expenses that will be paid by the Adviser as a result of the reduced caps. The Fund’s expenses before waivers and/or reimbursements are not expected to change as a result of the implementation of the changes to the Fund described herein.

What is the Tax Impact of the Portfolio Repositioning Resulting from the Proposed Changes?

The repositioning of the Fund as a diversified high income-seeking equity fund will result in the sale of a portion of the Fund’s portfolio securities as the Fund’s portfolio managers align the portfolio with the new investment strategy. These sales may result in the realization of capital gains, reduced by any available capital loss carryovers, which would be distributed to shareholders. The amount of any capital gains that may be realized and distributed to the shareholders of the Fund will depend upon a variety of factors, including the Fund’s net unrealized appreciation in the value of its portfolio assets at that time. Based on net unrealized appreciation in portfolio investments at September 30, 2012 on a book basis, the Fund would realize an estimated $27,520,000 of long-term capital gains ($1.27 per share; 7% of NAV), assuming that 65% of its portfolio investments are sold on a pro-rata basis. The Fund’s tax basis capital loss carryover of $11,849,000 (as reduced by realized gains through September 30, 2012) was utilized in this estimate which is subject to limitations from a previous reorganization, which may limit the Fund’s ability to utilize a portion of the capital loss carryover. Depending upon the particular securities sold in the repositioning and the amount of gains realized, the utilization of the capital loss carryover could be limited in which case the amount of distributable gains would increase.

The Fund will also incur transaction costs, such as commissions, due to the repositioning of the portfolio, as the percentage of investments expected to be sold is more than double the Fund’s typical annual portfolio turnover rate. Invesco believes that these portfolio turnover costs would total approximately $1,026,639.00 ($0.05 per share).

In 2013, the Fund may declare and pay a distribution to its shareholders of the capital gains realized by the Fund (net of available capital loss carryovers) as a result of such repositioning. If the Fund decides to make this additional distribution, it plans to apply to the SEC for an exemption from Section 19(b) to make an additional capital gains distribution due to “unforeseen circumstances” given the nonrecurring nature of this potential distribution. The Fund would file for this exemption as a precautionary measure in early 2013. In the event the Fund is not granted an exemption, the Fund may not make this special capital gains distribution to shareholders and capital gains resulting from the repositioning would be paid to shareholders in the ordinary course.

This additional dividend should not impact the timing of the recognition in income by individual shareholders of these capital gains. All net capital gains recognized due to the repositioning, if not earlier distributed, would likely be distributed by December 31, 2013 in order for the Fund to satisfy its annual distribution requirements and avoid excise tax. Additionally, short-term and long-term capital gains are currently taxed at reduced rates. These reduced rates are presently scheduled to sunset December 31, 2012, unless Congress extends the rates presently in effect (possibly retroactively to January 1, 2013) or makes them permanent. If these rates sunset without legislative action, the highest marginal rate for short-term capital gains would increase from 35% to 39.6%, and the highest rate for long-term capital gains would increase from 15% to 20%. Effective January 1, 2013, a 3.8% Medicare tax will be imposed on income dividends and capital gain distributions received by U.S. individuals, estates and trusts subject to certain threshold amounts.

In the event the Fund later realizes capital losses that reduce the amount of capital gains otherwise distributable to shareholders for such fiscal year, all or a portion of such distribution may be classified as a return of capital. Return of capital distributions generally are not taxable to shareholders. Your cost basis in your Fund shares will be decreased by the amount of any return of capital. Any return of capital distributions in excess of your cost basis will be treated as capital gains.

Shareholder-initiated redemptions resulting from the proposed changes could subject the capital loss carryovers of the Fund to an annual limitation if they result in a more than 50% “change in ownership” of the Fund. An ownership change could result in capital loss carryovers being used at a slower rate, thereby reducing the Fund’s ability to offset capital gains with those losses and possibly causing the Fund to pay out more capital gains as a result of such repositioning than if such ownership change had not occurred.

The above considerations are general in nature and individual shareholders should consult their own tax advisors as to the federal, state, local, and foreign tax considerations applicable to them and their individual circumstances. These same considerations generally do not apply to shareholders who hold their shares in a tax-deferred account except that such shareholders will bear their proportionate share of any transaction costs, such as commissions, resulting from the repositioning of the portfolio.

When Will the Proposal Be Implemented?

The Board anticipates that if the Proposal is approved by shareholders, the changes to the Fund described in this Proxy Statement will be implemented promptly after the Special Meeting, upon appropriate disclosure being made in the Fund’s Prospectus and Statement of Additional Information.

What is the Board’s Recommendation on the Proposal?

At in-person meetings held on October 24-26, 2012, the Board considered the recommendation of the Adviser to eliminate the Fundamental Restriction. The Board considered all relevant factors, including the potential impact of the Proposal and the related changes on the Fund. Following its consideration of these matters, the Board unanimously approved the Proposal.

The Board, including the independent trustees of the Board, unanimously recommends that you vote “FOR” the Proposal.

PENDING LITIGATION

Investigations Related to Market Timing

On August 30, 2005, the West Virginia Securities Commissioner (WVSC) issued a Summary Order to Cease and Desist and Notice of Right to Hearing to AIM Advisors, Inc. and AIM Distributors, Inc. (predecessors to Invesco Advisers, Inc. and Invesco Distributors, Inc., respectively) (collectively, “Invesco”) (Order No. 05-1318). The WVSC alleged that Invesco entered into certain arrangements permitting market timing and failed to disclose these arrangements in violation of the West Virginia securities laws. The WVSC ordered Invesco to cease any further violations and sought to impose monetary sanctions, including restitution to affected investors, disgorgement of fees, reimbursement of investigatory, administrative and legal costs and an “administrative assessment” to be determined by the Commissioner. On October 27, 2011, a hearing examiner was appointed to this matter. This matter continues to be indefinitely suspended.

You can find more detailed information concerning the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the Fund’s public filings with the Securities and Exchange Commission and on Invesco’s internet website at www.invesco.com/us.

ADDITIONAL INFORMATION

Who is the Fund’s Investment Adviser and Administrator?

Invesco Advisers, Inc., 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, is the investment adviser and administrator for the Fund.

Who Are the Fund’s Current Sub-Advisers?

The following affiliates of the Adviser (collectively, the “affiliated sub-advisers”) serve as sub-advisers to the Fund and may be appointed by the Adviser from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund:

Invesco Asset Management Deutschland GmbH, located at An der Welle 5, 1st Floor, Frankfurt, Germany 60322.

Invesco Asset Management Limited, located at 30 Finsbury Square, London, EC2A 1AG, United Kingdom.

Invesco Asset Management (Japan) Limited, located at Roppongi Hills Mori Tower 14F, P.O. Box 115, 6-10-1, Roppongi, Minato-ku, Tokyo 106-6114, Japan.

Invesco Australia Limited, located at 333 Collins Street, Level 26, Melbourne Victoria 3000, Australia.

Invesco Hong Kong Limited, located at 41/F Citibank Tower, 3 Garden Road, Central, Hong Kong.

Invesco Senior Secured Management, Inc., located at 1166 Avenue of the Americas, New York, New York 10036.

Invesco Canada Ltd., located at 5140 Yonge Street, Suite 800, Toronto, Ontario, Canada M2N 6X7.

Who Is the Fund’s Principal Underwriter?

Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, is the principal underwriter for the Fund.

How Many Shares of the Fund Does Management Own?

As of November 27, 2012, the trustees and officers as a group owned less than 1% of the shares outstanding of each class of the Fund.

Does Anyone Own More Than 5% of the Fund?

A list of the name, address and percent ownership of each person who, as of November 27, 2012, to the knowledge of the Trust owned 5% or more of any class of the outstanding shares of the Fund can be found in Exhibit B.

How Many Copies of the Proxy Statement Will I Receive If I Share My Mailing Address with Another Security Holder?

Unless we have been instructed otherwise, we are delivering only one proxy statement to multiple shareholders sharing the same address. We will however, upon written or oral request, promptly deliver a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. You may direct this request to Invesco Investment Services, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, or call (800) 959-4246.

EXHIBIT A

SHARES OF THE FUNDS OUTSTANDING ON NOVEMBER 27, 2012

Number of Shares
Outstanding on
Share Class	November 27, 2012

Class A	13,891,226.520
Class B	951,001.800
Class C	1,459,353.706
Class R5	45,929.166
Class R6	511,539.548
Class Y	326,315.669
Investor Class	3,571,768.076

A-1

EXHIBIT B

OWNERSHIP OF SHARES OF THE FUND

Significant Holders

Listed below is the name, address and percent ownership of each person who, as of November 27, 2012, to the best knowledge of the Trust owned 5% or more of any class of the outstanding shares of the Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of a fund is presumed to “control” the fund as defined in the Investment Company Act of 1940, as amended. Such control may affect the voting rights of other shareholders.

		Number	Percent			Number	Percent
		of Shares	of Class			of Shares	of Class
Name and		Owned of	Owned of	Name and		Owned of	Owned of
Address of Record Owner	Class	Record	Record (1)	Address of Record Owner	Class	Record	Record (1)

Edward D. Jones & Co. Attn: Mutual Fund Shareholder Accounting 201 Progress Pkwy Maryland Hts, MO 63043-3009	A	1,240,691.27	8.93%	First Clearing, LLC Special Custody Acct for the Exclusive Benefit of Customer 2801 Market Street Saint Louis, MO 63103-2523	A B Y	1,036,599.75 49,055.37 236,676.95	7.46% 5.13% 72.53%
Pershing, LLC 1 Pershing Plz Jersey City, NJ 07399-0001	A B C R5	939,105.01 73,787.58 125,119.10 3,521.27	6.76% 7.71% 8.57% 7.19%	National Financial Services, LLC FEBO Customers — Mutual Funds 200 Liberty Street, 1WFC New York, NY 10281-1003	A C Investor	864,646.31 97,781.71 217,994.21	6.22% 6.7% 6.1%
BNY Mellon Investment Servicing Inc. FBO Primerica Financial Services 760 Moore Road King of Prussa, PA 19406-1212	B	121,855.85	12.73%	Merrill Lynch 4800 Deer Lake Drive E Jacksonville, FL 32246-6484	C Y	158,589.38 29,841.56	10.86% 9.14%
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	C Y	129,058.53 19,666.41	8.84% 6.03%	Raymond James Omnibus for Mutual Funds Attn Courtney Waller St. Petersburg, FL 33716-1102	C	93,578.11	6.41%
Charles Schwab & Co., Inc. Special Custody Acct for the Exclusive Benefit of Customers Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104-4151	Investor	709,534.64	19.86%	Invesco Group Services, Inc. 1555 Peachtree St. NE Atlanta, GA 30309-2460 FIIOC Agent Employee Benefit Plans 100 Magellan Way #KW1C Covington, KY 41015-1987	R5 R5	22,605.37 18,208.92	46.13% 37.16%
SEI Private Trustco Attn MF Admin 1 Freedom Valley Dr Oaks, PA 19456-9989	R5	4,598.58	9.38%	Invesco Income Allocation Fund Omnibus Account c/o Invesco Advisers 11 E. Greenway Plz, Ste 2500 Houston, TX 77046-1188	R6	511,095.66	100%

(1)	The Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

B-1

QUESTIONS & ANSWERS FOR:

Invesco Utilities Fund

We encourage you to read the proxy statement in full; however, the following represent some typical questions that shareholders may have regarding the proxy statement.

HOW DO I VOTE?

Voting may take place in the following ways:

•	You may vote your shares at www.proxy-direct.com. You will need the control number from your proxy card to vote on the Internet. Because Internet voting is the most economical way to vote your proxy, we encourage all shareholders to use this method.

•	You may call in your vote to a 24-hour automated system at 1-800-337-3503. You will need the control number from your proxy card to vote by telephone. For questions or to vote through a customer service representative you may call 866-200-5214; you will be asked to verify your identity by providing certain information such as your current address and ZIP code.

•	You may indicate your vote on the proxy card and return it in the postage-paid envelope mailed to you with this proxy statement.

•	If you do attend the meeting, you may vote your shares in person. Please notify us by calling 1-800-952-3502 if you plan to attend the meeting.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote FOR the proposal.

WHY SHOULD I VOTE?

Every vote is important. If shareholders fail to vote their proxies, the fund may not receive enough votes to go forward with the February 1, 2013 shareholder meeting. If this happens, additional solicitations may have to be made to obtain a quorum, or proxies may have to be resent to shareholders, which will result in additional expense to the fund.

WHO HAVE WE CONTRACTED FOR THE SERVICES OF A PROXY SOLICITOR?

We have hired Computershare Fund Services as the Fund’s proxy solicitor. If we do not receive your vote after a reasonable amount of time, you may receive a telephone call from them reminding you to vote your shares.

WILL MY VOTE BE CONFIDENTIAL USING THE ONLINE PROXY VOTING SYSTEM?

The Web proxy voting system offered by proxy-direct.com maintains a high level of security to ensure the confidentiality of your vote. Security features include:

•	Secure Sockets Layer (SSL) — A security measure that encrypts all information that travels between proxy-direct.com Web server and the shareholder’s computer.

•	Control Number — Each shareholder is required to enter his or her control number. proxy-direct.com verifies the number and presents the holder with the proxy card.

•	Firewall — To protect the confidentiality of your account records, proxy-direct.com uses only control numbers and card codes to register votes. Voted positions are then periodically uploaded to our master database of shareholders listed as of the record date. All account-specific data remains behind our firewall.

HOW DO I SIGN THE PROXY CARD?

The following general rules for signing proxy cards may be of assistance to you and could help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

Individual and Joint Accounts:  Shareholders and joint owners should sign exactly as their name appears in the account registration shown on the proxy card.

All Other Accounts:  The capacity of the individual signing the proxy card (for example, “trustee”) should be indicated unless it is reflected in the form of registration. If a corporation, limited liability company, or partnership, please sign full entity name and indicate the signer’s position with the entity.

WHAT IS THE DEADLINE FOR VOTING?

All votes must be received before or at the shareholder meeting, which will be held on February 1, 2013 at 10:00 a.m. Central time.

WHAT IS THE PROPOSAL BEING PRESENTED AT THE MEETING AND WHAT AM I BEING ASKED TO VOTE ON?

•	To approve the elimination of the Fund’s fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries. The proposed elimination of this fundamental restriction will permit the Fund to transition from a utilities securities-based fund to a diversified high income-seeking equity fund. As part of this transition, the Fund will also implement changes to its name, investment objective and principal investment strategies.

WHERE CAN I FIND MORE INFORMATION CONCERNING THE PROPOSALS?

Further details about the proposal can be found in the proxy statement.

EVERY SHAREHOLDERS VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope Please detach at perforation before mailing. INVESCO UTILITIES FUND (the Fund) AN INVESTMENT PORTFOLIO OF AIM SECTOR FUNDS (INVESCO SECTOR FUNDS) (the Trust) PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES (the Board) PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 1, 2013 The undersigned hereby appoints John M. Zerr, Sheri Morris and Peter Davidson, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on February 1, 2013, at 10:00 a.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL. NOTE: If you vote by telephone or on the Internet, please do NOT return your proxy card. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signers position with the entity. Signature Signature Date INV-UTI24131120412 PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDERS VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on February 1, 2013. The Proxy Statement is available at: https://www.proxy-direct.com/inv-24131 Please detach at perforation before mailing. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING FOR THE PROPOSAL. TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK. Example: To vote in accordance with the Boards recommendation mark this box. No other vote is necessary. To approve the elimination of the Funds fundamental investment restriction that requires the Fund to concentrate its investments in the securities of issuers engaged primarily in utilities-related industries. FOR AGAINST ABSTAIN PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. INV-UTI24131120412